FIRST AMENDMENT TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       AND
                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                   PAINEWEBBER/GEODYNE INSTITUTIONAL/PENSION
                      ENERGY INCOME P-1 LIMITED PARTNERSHIP


       The undersigned, desiring to amend its certificate of limited partnership pursuant to the Texas Revised Limited Partnership Act, (the "Act"), do hereby state, and desiring to amend the Amended and Restated Agreement of Limited Partnership of the PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-1 dated as of October 25, 1988, do hereby agree:

       1.   The  name  of  the  limited  partnership  is   "PaineWebber/Geodyne
Institutional/Pension Energy Income P-1 Limited Partnership."

The date of filing of the Certificate of Limited Partnership is March 21, 1988.

       2. The Certificate of Limited Partnership is hereby revised to change the name of the Limited Partnership to the following:

            Geodyne Institutional/Pension Energy Income P-1 Limited
            Partnership

       3. (a) The Certificate of Limited Partnership is hereby revised to change the address of the limited partnership, which is the same address where the records of the limited partnership are kept, to Two West Second Street, Tulsa, Oklahoma 74103.

            (b) The Certificate of Limited Partnership is hereby revised to change the name and address for the registered agent for service of process to CT Corporation System, 350 N. St. Paul Street, Dallas, TX 75201.

       4. The Certificate of Limited Partnership is hereby revised to change the name, mailing address and business address of the general partner as follows:

                        Geodyne Properties, Inc.
                        Two West Second Street
                        Tulsa, OK 74103.

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       5. The Amended and Restated  Agreement of Limited  Partnership  is hereby revised to replace the first sentence of Section 2.1 with the following:

            The Limited Partnership shall be conducted under the name Geodyne Institutional/Pension Energy Income P-1 Limited Partnership.

       6. The Amended and Restated Agreement of Limited Partnership is hereby revised to replace the third and fourth sentences of Section 2.1 with the following:

            The  office  and  principal   place  of  business  of  the  Limited
            Partnership shall be c/o Geodyne Properties, Inc., Two West Second Street, Tulsa, Oklahoma 74103. The agent for service of process on the Limited Partnership shall be CT Corporation System, 350 N. St. Paul Street, Dallas, TX 75201.

       7. In all other respects, the Amended and Restated Agreement of Limited Partnership is hereby ratified and confirmed.


DATED:    February 24, 1993

                                        GENERAL PARTNER:

                                        Geodyne Properties, Inc.


                                        By:  /s/ Michael E. Luttrell
                                             --------------------------
                                             Michael E. Luttrell
                                             Executive Vice President


                                        LIMITED PARTNER:

                                        Geodyne Institutional
                                        Depositary Company


                                        By:  /s/ Michael E. Luttrell
                                             --------------------------
                                             Michael E. Luttrell
                                             Executive Vice President

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